CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Trust Fund II, and to the use of our report dated April 28, 2014 on the financial statements and financial highlights of AIS Tactical Asset Allocation Portfolio, a series of Northern Lights Fund Trust II.  Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 27, 2014